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                                                                    Exhibit 23.2



        Consent of PricewaterhouseCoopers LLP, Independent Accountants


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-68885) of CSX Corporation of our report dated January 19, 1998 relating to the consolidated financial statements of Conrail Inc. for the year ended December 31, 1997, which appears in the Annual Report on Form 10-K of CSX Corporation for the fiscal year ended December 26, 1997.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
January 4, 1999